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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated March 30, 2011 with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.) and the financial statements of John Hancock Life Insurance Company (U.S.A.) Separate Account T, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 2 in the Registration Statement (Form N-4 No. 333-164137) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account T.

                                                          /s/ Ernst & Young LLP

Boston, Massachusetts
April 26, 2011